                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      -------------------------------------
                                    FORM 8-K
                      -------------------------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   June 25, 1999
                                                   -------------

                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                      1-11311               13-3386776
-------------------------------  -------------------  ----------------------
(State or other jurisdiction of       (Commission        (I.R.S. Employer
incorporation or organization)        File Number)      Identification No.)


              21557 Telegraph Road
              Southfield, Michigan                         48086-5008
    ----------------------------------------        ---------------------
    (Address of principal executive offices)              (zip code)


                                 (248) 447-1500
            ---------------------------------------------------------
                          (Telephone number, including
                        area code, of agent for service)


                                    No Change
            --------------------------------------------------------
                         (Former name or former address,
                          if changes since last report)


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ITEM 5. OTHER EVENTS.

        As previously reported by the Registrant, in a Current Report on Form 8-K dated May 7, 1999, Lear Corporation entered into a definitive purchase agreement with Johnson Electric Holdings Limited to sell its recently acquired Electric Motor Systems (EMS) business. The sale was completed on June 25, 1999, for $310 million. Lear acquired the EMS business in its May 4, 1999 acquisition of UT Automotive, Inc. EMS is a supplier of industrial and automotive electric motors and starter motors for small gasoline engines. EMS had 1998 sales of $351 million and has approximately 3,300 employees operating at locations in 10 countries.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         A.  Financial Statements.

             Not applicable.

         B.  Exhibits

             None.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LEAR CORPORATION

                                      /s/ Donald J. Stebbins
                                      -----------------------------------
                                      Donald J. Stebbins
                                      Senior Vice President and
                                      Chief Financial Officer

June 30, 1999